                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 LEAPNET, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                                            [leapnet inc. logo]

                                                                   June 9, 2000

Dear Leapnet Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Leapnet, Inc., which will be held at the Quantum Leap Communications Building, 420 West Huron Avenue, Chicago, Illinois, 60610 on July 11, 2000, at 9:00 a.m. The Quantum Leap Communications Building is accessible to handicapped persons. We look forward to greeting as many of you as possible.

   Details of the matters to be considered at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed you will find your proxy card, which allows you to vote on these matters, and Leapnet's Annual Report for fiscal 2000.

   Your vote is important. Please complete and mail in your proxy card promptly, even if you plan to attend the Annual Meeting. You can attend the Annual Meeting and vote in person, even if you have sent in a proxy card.

   On behalf of the Board of Directors, We would like to express our appreciation for your continued interest in Leapnet.

                                          Sincerely,

                                          Frederick A. Smith
                                          Chairman of the Board

                                          Robert M. Figliulo
                                          Vice-Chairman and Chief Executive
                                           Officer

                              [leapnet inc. logo]

                                                                   June 9, 2000

                   Notice of Annual Meeting of Stockholders

Dear Leapnet Stockholders:

   The Annual Meeting of the Stockholders of Leapnet, Inc. will be held at the Quantum Leap Communications Building, 420 West Huron Avenue, Chicago, Illinois, 60610 on July 11, 2000, at 9:00 a.m. for the purpose of voting on the following proposals:

     1. To elect three directors to the Board;

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the Annual Meeting.

   The Board of Directors recommends that Stockholders vote for the Nominees for the Board of Directors and for Proposal 2.

   Only Stockholders of record at the close of business on May 12, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

   All Stockholders are cordially invited to attend the Annual Meeting in person. An admission ticket, which will be required for entry into the Annual Meeting, is attached to the proxy card accompanying this Proxy Statement. Beneficial owners of Leapnet stock who hold stock through a third party, such as a broker, may gain admission by bringing account statements or similar documentation evidencing ownership. Whether or not you plan to attend the Annual Meeting in person, please vote, sign, date and return the enclosed proxy card in the postage-paid envelope provided to ensure your representation.

   You may revoke your proxy at any time before it has been voted, and if you attend the Annual Meeting you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

   Leapnet's Annual Report to Stockholders for fiscal 2000 is enclosed with this Proxy Statement.

                                          By Order of the Board of Directors.

                                          Robert C. Bramlette
                                          Chief Legal Officer and Corporate
                                           Secretary

                              [leapnet inc. logo]

                                                                   June 9, 2000

                                Proxy Statement

   These proxy materials are furnished in connection with the solicitation by the Board of Directors of Leapnet, Inc. ("Leapnet"), a Delaware corporation, of proxies to be used at the 2000 Annual Meeting of Stockholders of Leapnet and at any adjournment thereof.

   The enclosed proxy is solicited by the Board of Directors of Leapnet. The items enumerated herein constitute the only business which the Board of Directors intends to present or is informed that others will present at the Meeting. The proxy does, however, confer discretionary authority upon Robert
C. Bramlette, or his substitutes, to vote the shares of the Stockholders at the Annual Meeting with respect to any other business which may properly come before the Meeting. Mr. Bramlette is an executive officer of Leapnet.

Annual Meeting Admission

   An admission ticket, which will be required for entry into the Annual Meeting, is attached to the proxy card accompanying this Proxy Statement. If you plan to attend the Annual Meeting in person, please retain the admission ticket.

   Beneficial owners of Leapnet stock who hold stock through a third party, such as a broker, may gain admission by bringing account statements or similar documentation evidencing ownership.

Voting of Proxies

   Your vote is important. Because many Stockholders cannot personally attend the Meeting, it is necessary that they be represented by proxy. Stockholders may vote, sign, date and mail their proxies in the postage-paid envelope provided. Please promptly return your proxy card.

   Proxies may be revoked at any time before they are exercised by written notice to the Corporate Secretary, by timely notice of a properly executed later-dated proxy or by voting in person at the Meeting.

   Voting your proxy by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

   All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

   If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. The Board of Directors does not currently anticipate that any other matters will be raised at the Annual Meeting.

Stockholders Entitled to Vote

   Holders of record of Leapnet's Common Stock at the close of business on June 2, 2000, the record date, are entitled to notice of and to vote at the Annual Meeting. On June 2, 2000, there were 28,902,587 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

   In accordance with Delaware law, a list of Stockholders entitled to vote at the Annual Meeting will be available during regular business hours at the offices of Leapnet which are located at 420 West Huron Street, Chicago, Illinois, 60610, beginning June 26, 2000, and ending on the date of the Annual Meeting.

Required Vote

   The presence, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, May 12, 2000, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   A plurality of the votes cast in person or by proxy is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Stockholders will not be entitled to cumulate their votes in the election of directors. Abstentions and broker "non-votes" are not counted for the purpose of electing the directors. The affirmative vote of the majority of votes cast in person or by proxy, affirmatively or negatively, is required to ratify the appointment of Arthur Andersen LLP. Abstentions and broker "non-votes" will have no effect on the voting of such proposal.

Cost of Proxy Solicitation

   The cost of soliciting proxies will be borne by Leapnet. Proxies may be solicited on behalf of Leapnet by officers, directors, or employees of Leapnet in person or by telephone, facsimile transmission, telegram or electronic transmission. In accordance with the regulations of the Securities and Exchange Commission, The NASDAQ Stock Market, Inc. and securities exchanges, Leapnet will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy material to the beneficial owners of Common Stock.

Stockholder Communications

   Stockholders' comments pertaining to any aspect of Company business are welcome. Stockholders may write to Leapnet in care of the Corporate Secretary, or visit our website at http://www.leapnet.com. Stockholder comments assist Company management in understanding the needs of Leapnet's Stockholders.

Stockholder Account Maintenance

   Leapnet has selected First Chicago Trust Company, a division of EquiServe as its Transfer Agent. All communications concerning your Stockholder account, including address changes, name changes, requirements to transfer shares, etc., can be handled by calling 1-800-446-2617 or 201-222-4955 (tdd/tty for hearing impaired) or by writing First Chicago Trust Company, a division of EquiServe, P.O. Box 2500, Jersey City, N.J. 07303-2500.

Governance of Leapnet

   Pursuant to the Delaware General Corporation Law, as implemented by Leapnet's Certificate of Incorporation and By-Laws, Leapnet's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of Leapnet's business through discussions with the Chairman and other officers, by reviewing materials provided to them and by participating in Board and Committee meetings.

   The Board held eight meetings in the fiscal year ended January 31, 2000. Each of the then current directors attended at least eighty-seven percent (87%) of the meetings held during the period in which he served as a director. The Stock Committee held one meeting, the Audit Committee held two meetings, and the Compensation Committee held three meetings during fiscal 2000. All of the committee members attended all of the Audit and Compensation Committee meetings, while only two members of the Stock Committee attended the meeting.

PROPOSAL 1--ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes. The Board is composed of three Class I Directors (Messrs. Stephen J. Tober, John G. Keane and Frederick A. Smith) whose terms will expire at the Annual Meeting, two Class II Directors (Messrs. Robert M. Figliulo and Thomas R. Sharbaugh) whose terms expire in 2001 and three Class III Directors (Messrs. Peter Poli, Scott Barnum and Charles J. Ruder) whose terms will expire in 2002. At each Annual Meeting, successors to the class of Directors whose term expires at that Annual Meeting will be elected for a three-year term. Mr. Charles J. Moran is nominated as a Class I Director, and Mr. Keane is not seeking re-election.

   Three Class I Directors are to be elected at the Annual Meeting to hold office until the Annual Meeting of Stockholders to be held in the year 2003. All of the directors that are elected will hold office until their terms expire and their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the Stockholder indicates to the contrary on the proxy.

Nominees for Director

Frederick A. Smith--46--Chairman of the Board

   Mr. Smith, a co-founder of Leapnet, was elected Chairman of the Board of Directors in February 1998. He served as Chief Executive Officer of Leapnet from February 1998 until May 1, 2000; as Acting Chief Executive Officer from August 1997 until February 1998; and as Vice Chairman from March 1996 until February 1998. In addition, Mr. Smith serves as President of Quantum Leapnet Communications, Inc., a subsidiary of Leapnet. From January 1991 until the formation of Leapnet in September 1993, Mr. Smith was employed by DDB Needham Chicago where he was a Vice President, Executive Producer. While there, his principal accounts were Bud Light, Michelob, Discover Card Services, General Mills, and Audi. Mr. Smith's previous experience included one year at Young and Rubicam Chicago, and five years at Leo Burnett in Chicago where his client list included McDonald's, Kellogg and United Airlines. Mr. Smith attended the University of Illinois, the University of California--Los Angeles, and the University of Southern California.

Stephen J. Tober--35--Director, President and Chief Operating Officer

   Mr. Tober was appointed Director, President, and Chief Operating Officer of Leapnet on May 1, 2000. Mr. Tober had served as SPR Inc.'s Chief Operating Officer since June 1998 and as Executive Vice-President--Finance and Business Development since June 1997. Mr. Tober worked in the investment banking division of Salomon Smith Barney from 1995 through 1997. From 1991 through 1995 Mr. Tober worked in the corporate finance group of the law firm Latham & Watkins. Mr. Tober received a J.D. degree from the University of Virginia School of Law in 1991 and a B.A. degree from Amherst College in 1987.

Charles F. Moran--70

   Mr. Moran served as Senior Vice President--Administration of Sears, Roebuck and Co. from 1989 to 1993, where he was also a member of Sears Management Committee. In this capacity, Mr. Moran's responsibilities included Corporate Operations, Real Estate, Technology, Human Resources and Public Affairs functions. Mr. Moran also served as Senior Vice President and Chief Information Officer for Sears, Roebuck and Co. from 1988-1989. During this period, he developed and implemented the Sears Technology Services Co., combining all voice and data communications, as well as Data Processing for the Sears family of companies. From 1986 to 1988, Mr. Moran was the Senior Executive Vice President and Chief Administrative Officer of Dean Witter Financial Services Group and Discover Card. During his career, he held a number of senior positions at Sears including President, Sears World Trade, Inc.; Vice President, Corporate Planning; and Vice President, Operations. Mr. Moran's career with Sears, Roebuck and Co. began in 1954 and extended through the end of 1993, when he retired. He presently serves as a director for Morgan Stanley Dean Witter Trust Company, Greenwood Trust Company (Delaware), New Castle Trust Company (Delaware), International Insurance Company, Advantica

Restaurant Group, Inc., West Side Affordable Housing, Inc., and Homan Arthington Foundation. Mr. Moran received a Masters in Business Administration from Fairleigh Dickinson University and a BA degree from Drew University.

The Board of Directors recommends a vote for each of the nominees listed above.

   The other members of the Board of Directors are as follows:

Robert M. Figliulo--45--Vice-Chairman of the Board and Chief Executive Officer

   Mr. Figliulo was appointed Vice-Chairman of the Board of Directors and Chief Executive Officer of Leapnet on May 1, 2000. He had served as Chairman and Chief Executive Officer of SPR Inc. since June 1997 and previously served as President and Chairman of SPR Chicago. Since joining SPR in May 1976, Mr. Figliulo held numerous positions, including Programmer, Analyst, Account Manager, General Manager of both the Tulsa and Chicago offices and Vice President of Marketing. Mr. Figliulo received a Masters in Business Administration from the University of Chicago in 1987.

Scott Barnum--43--Director

   Mr. Barnum was appointed a director of Leapnet in May 2000. Until February 2000, Mr. Barnum served as Vice President/General Manager--International for eBay, Inc., an on-line trading community. Mr. Barnum started the company's international division and established fully localized operating units and websites in five major countries (Australia, Canada, Germany, Japan and UK) supported by a comprehensive headquarters infrastructure within 12 months. Prior to eBay, Mr. Barnum was President and Chief Operating Officer of Pete's Brewing Company; a nationally distributed microbrewer, from 1997 until the company was acquired in 1998. He also held senior general management and marketing management positions at Miller Brewing Company from 1993 until 1998. Before Miller, Mr. Barnum spent nine years at PepsiCo, Inc, in marketing management across several divisions, both domestically and internationally. Mr. Barnum also serves as a director or advisory board member to several other companies in the Internet and consumer products industries. He received a Masters in Business Administration from Columbia University in 1982 and a Bachelor's of Business Administration from Pacific Lutheran University in 1977.

Peter Poli--39--Director

   Mr. Poli was appointed a director of Leapnet in May 2000. He served as the Vice President and Chief Financial Officer of FTD.COM. from April 1999 until April 2000. Prior to joining FTD.COM, Mr. Poli was Chief Financial Officer of Discover Brokerage Direct, Inc., an Internet brokerage firm that is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co., from March 1997 to April 1999. He was also a director of Discover Brokerage Direct from July 1998 to April 1999. From 1987 until he joined Discover Brokerage Direct, Mr. Poli served in various capacities at Dean Witter Reynolds Inc., an investment banking firm. Mr. Poli received a Masters in Business Administration from Harvard Business School in 1987 and an A.B. from Brown University in 1983.

Charles J. Ruder--62--Director

   Mr. Ruder joined Leapnet's Board of Directors in September 1997. Mr. Ruder served as the President and Chief Executive Officer of the Chicago United Way / Crusade of Mercy for the greater Chicagoland area from 1994 to 1996, when he retired. Mr. Ruder worked at Sears, Roebuck and Co. from 1959 to 1993 in many management capacities, including Vice President of Public Affairs from 1985 to 1993. Prior to that time, he served as region manager for stores located in the Washington, D.C. area and prior to that for the Minnesota area. Mr. Ruder received a Bachelor of Science from Northern Illinois University in 1959.

Thomas R. Sharbaugh--56--Director

   Mr. Sharbaugh joined Leapnet in April 1996, became a director at that time and served as President from May 1996 until May 2000. In addition, Mr. Sharbaugh serves as the President of YAR Communications, Inc.

and The Leap Partnership, Inc., subsidiaries of Leapnet. Prior to joining Leapnet, Mr. Sharbaugh was employed by Sears, Roebuck and Co. from March 1994 until February 1996 as Vice President, Strategic Marketing and Advertising. Prior to joining Sears, Mr. Sharbaugh held various senior-level executive marketing positions during his 16-year tenure at Anheuser-Busch. As Vice President of Brand Management and, prior to that, as Vice President of Budweiser Brands, he was responsible for managing brand marketing activities and new product marketing. Mr. Sharbaugh's responsibilities at Anheuser-Busch included the development and market launch of Bud Light; management of the "This Bud's For You" campaign for Budweiser; the "Gimme a Light", "Spuds McKenzie" and "Make it a Bud Light" campaigns for Bud Light; and the "Bud Bowl" promotional campaign. Mr. Sharbaugh received a Masters in Business Administration from the Wharton School, University of Pennsylvania in 1970 and a B.A. degree from Pennsylvania State University in 1966.

Committees of the Board of Directors

   The Board of Directors has established the following three Committees:

     Audit Committee. The Audit Committee is presently composed of John G. Keane, Peter Poli, and Charles J. Ruder. In January 2000, Mr. Ruder was appointed to the Committee. In May 2000, Mr. Garville resigned from the Committee, and Mr. Poli was appointed to the Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Leapnet's internal accounting controls. The Audit Committee met twice during the fiscal year ended January 31, 2000, and all then current members of the Committee attended the meeting.

     Compensation Committee. The Compensation Committee is presently composed of Scott Barnum, Robert M. Figliulo, Charles J. Ruder and Frederick A. Smith. In May 2000, Mr. Figliulo was appointed to the Committee. In May 2000, Mr. Keane resigned from the Committee. The Compensation Committee determines the compensation of Leapnet's Executive Officers and makes recommendations concerning the grant of options to purchase shares of Leapnet's stock under Leapnet's Employee Incentive Compensation Plan. The Compensation Committee met three times during the fiscal year ended January 31, 2000, and all then current members of the Committee attended all meetings.

     Stock Committee. The Stock Committee is presently comprised of Stephen
  J. Tober, Charles J. Ruder and Frederick A. Smith. In May 2000, Mr. Tober was appointed to the Committee and Mr. Garville resigned from the Committee. The Stock Committee is responsible for the administration of Leapnet's 1996 Stock Option Plan, Employee Incentive Compensation Plan and Employee Stock Purchase Plan. The Stock Committee met once during the fiscal year ended January 31, 2000, and Messrs. Garville and Ruder participated in the meeting.

     Other Committees The Board of Directors may establish such other committees as are deemed necessary and appropriate from time to time.

Compensation of Directors

   Leapnet pays a fee of $2,000 per Board meeting attended, $1,000 per telephonic Board meeting attended and $500 per Committee meeting attended to its directors who are not employees of Leapnet. Mr. Gier received $6,000 for meetings attended in fiscal 2000. The Directors may elect to receive options in lieu of the cash payment. Leapnet reimburses such Directors for travel and lodging expenses incurred in connection with their activities on behalf of Leapnet. During fiscal 2000, Messrs. Garville, Keane, and Ruder were granted options to purchase 21,500 shares, 18,000 shares, and 22,500 shares of common stock, respectively, pursuant to the Non-Employee Directors' Stock Option Plan.

Other Executive Officers

   Set forth below are the Executive Officers of Leapnet who are not directors of Leapnet. The Board of Directors elects officers annually and all officers serve at the discretion of the Board.

   David A. Figliulo--39--Mr. Figliulo was appointed Vice President--Sales of Leapnet in May 2000. Prior to that time, he served as a director of SPR Inc. and an Executive Vice President since June 1997. Since joining SPR Inc. in July 1989, Mr. Figliulo served as an Account Manager, the Vice President of Sales for the Chicago office, and Vice President of the Chicago office. Prior to joining SPR, Mr. Figliulo worked as an Account Manager for Baxter Healthcare, an international pharmaceutical company, in the Oxygen Systems Division, and was recognized as the division's top salesman in the United States in 1987, 1988 and 1989. Mr. Figliulo received a B.A. degree from St.Mary's University in 1983.

   Stephen T. Gambill--49--Mr. Gambill was appointed Chief Financial Officer of Leapnet in May 2000. Prior to that time, he served as SPR Inc.'s Vice President and Chief Financial Officer since July 1996. From 1982 through July 1996, Mr. Gambill, a certified public accountant, held various financial management positions within Natural Gas Pipeline Company of America, a large natural gas pipeline, and most recently served as its Director of Accounting. Prior to 1982, he held various auditing positions with public accounting firms of Coopers and Lybrand and Deloitte, Haskins & Sells. Mr. Gambill received a Masters in Business Administration degree from the University of Chicago in 1987.

   Robert C. Bramlette--50--Mr. Bramlette has served as Chief Legal Officer and as Secretary of Leapnet since May 1996. In addition, Mr. Bramlette serves as Vice President of YAR Communications, Inc. Prior to joining Leapnet, Mr. Bramlette was Of Counsel to the law firm Krupa & Braun, which he joined in February 1996. Prior to joining Krupa & Braun, Mr. Bramlette was employed by Sears, Roebuck and Co. for sixteen years, most recently as its Assistant General Counsel, Real Estate, and prior to that time in a number of positions including Director of Corporate Communications. Currently, Mr. Bramlette is Of Counsel to the firm of Braun & Edwards, Chtd. Mr. Bramlette received a J.D. degree from Northwestern University in 1974 and a B.B.A. from the University of Notre Dame in 1971.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary Compensation Table

   The following table sets forth information with respect to the cash compensation paid for services rendered during each of the last three fiscal years to the officers who acted as its Chief Executive Officer, its other current executive officers, and three former executive officers who received the highest compensation in fiscal 2000 (each, a "Named Executive Officer").

                                                            Securities
                          Year Ended                        Underlying   All Other
Name                      January 31,  Salary     Bonus ($) Options (#) Compensation
----                      ----------- --------    --------- ----------- ------------
Frederick A. Smith......     2000     $200,000       --         --          --
Chairman of the Board
 and                         1999       52,000(1)    --         --          --
Chief Executive Officer      1998      236,177(2)    --         --          --

Thomas R. Sharbaugh.....     2000     $200,000       --         --          --
President                    1999       52,000(1)    --         --          --
                             1998      280,923       --         --          --

George Gier.............     2000     $184,615       --         --          --
Executive Vice President
 and                         1999       53,846(1)    --         --          --
Chief Marketing Officer      1998      200,000       --         --          --

Joseph A. Sciarrotta....     2000     $200,000       --         --          --
Executive Vice President
 and                         1999      200,000       --         --          --
Chief Creative Officer       1998      200,000       --         --          --

Robert C. Bramlette.....     2000     $140,562       --         --          --
Chief Legal and              1999      127,846       --         --          --
Strategic Officer            1998      125,999       --         --          --

--------
(1) Messrs. Smith, Sharbaugh, and Gier voluntarily reduced their salaries during fiscal 1999.
(2) The former Chairman of the Board and Chief Executive Officer, authorized additional payments to Mr. Smith totaling $36,177 for additional responsibilities assumed during fiscal 1998 including those of acting Chief Executive Officer. Mr. Smith's annual salary was $200,000 under the terms of his employment agreement.

Stock Option Grants in Last Fiscal Year

   The following table sets forth certain information on options granted in fiscal 2000 to the Named Executive Officers.

   No stock appreciation rights were granted to the Named Executive Officers during fiscal 1999.

 Individual grants

                          Number of
                         securities  Percent of total
                         underlying  options granted  Exercise                     Grant Date
                           options     to employees     price    Grant  Expiration  present
                         granted (#)  in fiscal year  ($/share)  Date      Date    value $(1)
                         ----------- ---------------- --------- ------- ---------- ----------
Robert C. Bramlette.....    30,000         1.1%         $5.53    1/7/00   1/7/05    $ 82,767
                            50,000         1.9%         $6.38   1/26/00  1/26/05    $159,148
Thomas R. Sharbaugh.....   100,000         3.8%         $2.50   6/14/99  6/14/04    $123,066

--------
(1) The Grant Date present value in the far right column of the above table was calculated using the Black-Scholes option pricing model applied as of the Grant Date, as specified in the table. The values generated by this model depend upon certain assumptions, as follows: an estimated option life of 3 years; an assumed annual volatility of underlying stock of 68 percent; and a risk-free rate of return on the grant dates ranging from
    5.7 to 6.5 percent. Leapnet made no assumptions regarding restrictions on vesting or the likelihood of vesting.

 Option Exercises in the Last Fiscal Year and Year-End Option Values

   The Leapnet Named Executive Officers did not exercise any options in fiscal 2000. The following table provides information on unexercised options of Leapnet Named Executive Officers at January 31, 2000

                               Number of securities
                              underlying unexercised     Value of unexercised
                              options at fiscal year-   in-the-money options at
                                      end (#)             fiscal year-end ($)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Thomas R. Sharbaugh.........  1,734,000     166,000      105,196      204,204
Robert C. Bramlette.........    135,417      33,333      155,253            0

 Employment Agreements

   Leapnet entered into an employment agreement with Mr. Smith, which provides for an annual base salary of $200,000, expires on March 11, 2001, and is terminable by Leapnet on ninety (90) days prior written notice or in the event of death or disability or for "Cause" (as defined within the agreements). Mr. Smith may terminate the agreement on two hundred seventy (270) days prior written notice, and said notice may not be given prior to July 1, 1999. The employment agreement contains provisions that restricts the misappropriation of confidential information during the term of employment and thereafter and from soliciting Leapnet's clients, prospects or employees for one year following termination of employment.

   Leapnet has not entered into employment agreements with any other Named Executive Officer; however, the SPR (now known as Leapnet I, Inc.) has entered into employment agreements with Robert M. Figliulo,

Stephen J. Tober, David A. Figliulo, and Stephen T. Gambill, which are substantially identical. The agreements provide that upon termination of employment by SPR, other than for Cause (as defined in the agreements), death or retirement, SPR shall pay the executive an amount equal to no more than the executive's annual base compensation in effect at the time of termination. The agreements also generally provide that in the event of a change in control (as defined in the agreements) and the occurrence of certain events, and to the extent deductible under the then applicable tax laws, SPR shall pay the executive a payment equal to the sum of: (i) the executive's most recent base annual compensation and annual bonus for the fiscal year prior to the date of the change in control; plus (ii) the cash value of the insurance protection (including dependent coverage) then in effect with respect to SPR's health insurance plan, based upon the cost of such insurance to SPR for a 12-month period following the change in control date. The agreements also contain noncompetition, nonsolicitation, and nondisclosure covenants. The employment agreements for Messrs. Robert M. Figliulo, David A. Figliulo, and Stephen J. Tober were amended on January 27, 2000 to preserve their target bonus program after the merger by substituting Leapnet stock for SPR stock.

 Compensation Committee Report on Executive Compensation

   The Compensation Committee met twice during fiscal 2000. At the both meetings, the Committee reviewed the employment contracts of Named Executive Officers and other senior executives of Leapnet. The salary paid to Mr. Smith was determined by his employment agreement. The compensation for the other Named Executive Officers was recommended by Mr. Smith and approved by the Committee.

   The Committee's goal is to provide a compensation package that will enable Leapnet to attract and retain talented executives, reward outstanding performance and link the interests of Leapnet's executives to the interests of Leapnet's Stockholders. The Board of Directors currently intends for all compensation paid to the Named Executive Officers to be tax deductible to Leapnet pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Executive Officers in excess of $1,000,000 cannot be deducted by Leapnet for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by Stockholders. In the future, however, if, in the judgment of the Board, the benefits to Leapnet of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to Leapnet of the failure to satisfy these conditions, the Board may adopt such a program.

   Report submitted by the Compensation Committee of the Board of Directors:

             Scott Barnum   Charles J. Ruder   Frederick A. Smith

 Compensation Committee Interlocks and Insider Participation

   Messrs. Barnum, Ruder, and Smith are members of the Compensation Committee. Committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

 Certain Transactions

   On February 2, 1998, Leapnet received proceeds of a loan from Alliance Banking Company ("Alliance") of New Buffalo, Michigan, in the amount of $665,000 that is secured by a mortgage on the property located at 22 West Hubbard, Chicago, IL. 60610. The loan was due on January 27, 2001. The full amount of such indebtedness was personally guaranteed by Mr. Smith. The loan was approved by all of the directors; however, R. Steven Lutterbach, then a director of Leapnet, did not vote because he is a significant stockholder in Alliance. On March 3, 2000, the property was sold, and the loan was paid in full.

   On May 1, 2000, Leapnet stockholders approved the merger of Brassie Corporation, a wholly owned subsidiary of Leapnet, Inc., with and into SPR Inc. SPR Inc. paid approximately $324,000, $340,000, and $480,000 during 1999, 1998, and 1997, respectively, in fees to a law firm in which a partner was both a stockholder of SPR Inc. and a brother of certain executive officers of Leapnet. In addition, in 1999, fees of approximately $128,000 were paid to another law firm in which a partner was both a stockholder of SPR and a brother of certain executive officers of Leapnet.

   Leapnet has adopted a policy that all transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and all future transactions between Leapnet and its officers, directors, principal Stockholders and affiliates will be approved by a majority of Leapnet's independent directors.

Total Return Performance Graph

   The total return graph is presented for the approximate 40-month period since Leapnet's initial public offering on September 27, 1996. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of Leapnet, the NASDAQ U.S. Stock Market Index, and Leapnet's Peer Group. Leapnet's Peer Group is comprised of Agency.com, Ltd., marchFIRST, Inc., iXL Enterprises, Inc., Organic, Inc., and Razorfish, Inc. (the "New Peer Group" in the graph below). The Company has selected this Peer Group because it includes companies that offer a blend of services that are similar to the range of services that Leapnet provides. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group Index results. Historical stock price performance during the period shown may not be indicative of future stock performance.

   The Interpublic Group of Companies, Inc. ("Interpublic"); Omnicom Group, Inc. ("Omnicom"); Think New Ideas, Inc.; and USWeb Corporation were included in Leapnet's Peer Group for the Proxy Statement following fiscal 1999. Interpublic and Omnicom are the "Old Peer Group" companies in the graph below, and they have been removed from the Peer Group because they focus on traditional advertising more than Leapnet. Since Think New Ideas, Inc. and USWeb Corporation merged with other companies, they are not included in the Old Peer Group.

 Comparison of 40-Month Cumulative Total Return* Among The Leapnet, Inc., The
   NASDAQ Stock Market (U.S.) Index, a New Peer Group and an Old Peer Group

               LEAPNET, INC.    NEW PEER       OLD PEER     NASDAQ STOCK
                                  GROUP          GROUP      MARKET (U.S.)
      9/27/96     100.00         100.00         100.00         100.00
      9/30/96     101.25         101.07          99.70          99.70
     10/31/96      67.50         101.60         103.82          98.59
     11/30/96      61.25          97.33         106.65         104.70
     12/31/96      68.75         109.63          99.35         104.62
      1/31/97      70.00          86.63         104.41         112.04
      2/28/97      77.50          67.38         106.45         105.84
      3/31/97      42.50          90.91         109.73          98.94
      4/30/97      47.50          81.28         117.21         102.02
      5/31/97      31.25         111.23         126.24         113.58
      6/30/97      27.50         120.32         131.89         117.07
      7/31/97      27.50         110.16         146.77         129.40
      8/31/97      20.00         123.53         151.36         129.21
      9/30/97      25.63         130.48         161.12         136.87
     10/31/97      19.38         124.06         152.64         129.74
     11/30/97      17.50         139.04         157.29         130.42
     12/31/97      14.38         146.52         171.93         128.18
      1/31/98      12.50         124.06         166.86         132.24
      2/28/98      15.31         141.18         187.03         144.67
      3/31/98      13.75         193.58         202.68         150.02
      4/30/98      33.75         187.70         206.23         152.55
      5/31/98      27.50         174.87         197.75         144.07
      6/30/98      27.50         206.95         206.76         154.13
      7/31/98      43.75         197.06         211.53         152.34
      8/31/98      25.00         160.43         196.06         122.14
      9/30/98      26.25         157.22         185.62         139.09
     10/31/98      27.19         170.05         203.04         145.20
     11/30/98      43.75         188.77         228.60         159.96
     12/31/98      26.88         236.36         257.23         180.74
      1/31/99      29.06         286.63         268.64         206.96
      2/28/99      25.63         267.91         266.18         188.43
      3/31/99      23.75         183.96         300.28         202.66
      4/30/99      25.00         241.71         283.94         209.08
      5/31/99      24.38         229.73         275.88         203.43
      6/30/99      23.13         244.59         315.76         221.76
      7/31/99      25.31         229.78         291.90         217.78
      8/31/99      21.88         206.81         293.83         226.95
      9/30/99      23.44         304.79         307.33         227.08
     10/31/99      48.13         368.32         324.38         245.11
     11/30/99      54.69         416.14         346.48         274.78
     12/31/99      59.38         497.63         408.22         335.03
      1/31/00      55.94         387.29         355.28         322.64

--------
*100 invested on 9/27/96 in stock or index--including reinvestment of dividends. Fiscal year ending January 31.

New Peer Group
Agency.com, Ltd.
marchFIRST, Inc.
iXL Enterprises, Inc.
Organic, Inc.
Razorfish, Inc.

Old Peer Group
The Interpublic Group of Companies, Inc.
Omnicom Group, Inc.
Think New Ideas, Inc.
USWeb Corporation

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth information concerning the beneficial ownership of Leapnet's Common Stock as of June 2, 2000, for: (a) each incumbent Director and each of the nominees for Director; (b) each of the current Named Executive Officers not listed as a Director; (c) each person known by Leapnet to own beneficially more than 5% of the outstanding Common Stock; and (d) Directors and Executive Officers as a group.

                                                        Amount of
                                                          Shares    Percent of
                                                       Beneficially Total Stock
      Name of Individual(1)                             Owned (2)   Outstanding
      ---------------------                            ------------ -----------
      Robert M. Figliulo (3)..........................   2,557,751      8.8%
      Frederick A. Smith (4)..........................   2,149,000      7.4%
      Thomas R. Sharbaugh (5).........................   1,867,000      6.5%
      George Gier (6).................................   1,820,000      6.3%
      David A. Figliulo (7)...........................   1,738,568      6.0%
      T. Rowe Price & Associates, Inc. (8)............   1,450,500      5.0%
      State of Wisconsin (9)..........................   1,010,400      3.5%
      Stephen J. Tober (10)...........................     366,917      1.3%
      Robert C. Bramlette (11)........................     135,917        *%
      John G. Keane (12)..............................      94,000        *%
      Stephen T. Gambill (13).........................      66,738        *%
      Charles J. Ruder (14)...........................      44,500        *%
      Scott Barnum (15)...............................       7,000        *%
      Peter Poli (15).................................       7,000        *%
      Charles F. Moran (16)...........................           0        *%
      All Directors, Nominees and Executive Officers
       as a group (13 individuals) (17)...............  10,854,391     36.7%

--------
*Less than one percent.
(1) Unless otherwise noted below, the address of each person listed is: c/o Leapnet, Inc., 420 W. Huron Street, Chicago, IL 60610.
(2) Unless otherwise noted below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(3) Includes 595,889 shares owned by the Robert M. Figliulo Grantor Retained Annuity Trust, for which Robert M. Figliulo serves as sole trustee and has sole investment and voting discretion, includes 269,978 shares owned by Figliulo Family Associates II L.P., a Delaware limited partnership, for which partnership

    Robert M. Figliulo is a general partner and serves as trustee and has sole investment and voting discretion, and includes 65,100 shares owned by the Robert M. and Kim M. Figliulo Family Foundation, for which Robert M. Figliulo serves as trustee and has sole investment and voting discretion. Includes 6,510 shares issuable pursuant to currently exercisable options.
(4) Includes 174,000 shares held by trusts for Mr. Smith's children, for which Mr. Smith, as co-trustee, shares voting and investment power.
(5) The shares shown are issuable to Mr. Sharbaugh pursuant to currently exercisable options, of which 33,000 shares are exercisable within 60 days of the date of this proxy.
(6) Includes 100,000 shares held by trusts for Mr. Gier's children, for which Mr. Gier, as co-trustee, shares voting and investment power. Mr. Gier resigned as a director effective May 15, 2000.
(7) Includes 596,090 shares owned by the David A. Figliulo Grantor Retained Annuity Trust, for which David A. Figliulo serves as sole trustee and has sole investment and voting discretion. Does not include an aggregate of 60,694 shares held by the Figliulo Family Associates, L.P., a Delaware limited partnership, of which partnership Mr. Figliulo is a General Partner. Mr. Figliulo disclaims beneficial ownership of such shares. Includes 4,340 shares issuable pursuant to currently exercisable options.
(8) Based on Schedule 13G dated February 2, 2000, jointly filed by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. The address of these companies is 100 E. Pratt Street, Baltimore, Maryland 21202. T. Rowe Price has sole voting power over 1,450,500 shares.
(9) Based on Schedule 13G dated February 2, 2000, filed by the State of Wisconsin Investment Board. The address of this company is P.O. Box 7842, Madison, Wisconsin 53707. State of Wisconsin Investment Board has sole voting power over 1,010,400 shares.
(10) Includes 366,089 shares issuable pursuant to currently exercisable options.
(11) Includes 135,417 shares issuable pursuant to currently exercisable options.
(12) Includes 53,500 shares issuable pursuant to currently exercisable options.
(13) Includes 53,156 shares issuable pursuant to currently exercisable options.
(14) Includes 43,000 shares issuable pursuant to currently exercisable options.
(15) Includes 7,000 shares issuable pursuant to currently exercisable options.
(16) Nominee for Director
(17) The shares shown include 2,510,012 shares issuable pursuant to currently exercisable options and 33,000 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Leapnet's Executive Officers and Directors, and persons who beneficially own more than ten percent (10%) of Leapnet's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to Leapnet and written representations from Leapnet's Executive Officers and Directors, except as noted below Leapnet believes that all forms were filed in a timely manner during the 2000 fiscal year. Mr. Smith filed one late report reflecting a sale of stock and Mr. Sciarrotta filed two late reports reflecting a sale of stock.

PROPOSAL 2--APPOINTMENT OF INDEPENDENT AUDITORS

   Arthur Andersen LLP has been appointed by Leapnet's Board of Directors to serve as the independent auditors for Leapnet and its subsidiaries for the year ending December 31, 2000. The appointment is being submitted to the Stockholders for ratification. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to Stockholders' questions and to have the opportunity to make any statements they consider appropriate.

   In March and September, 1999, the Audit Committee met, reviewed and approved the scope of Arthur Andersen LLP's professional services rendered to Leapnet. Arthur Andersen LLP has acted as auditors for Leapnet since April 1996.

   The Board of Directors recommends a vote for the appointment of Arthur Andersen LLP as the independent auditors for the year ending December 31, 2000. In view of the difficulty and expense involved in changing independent accountants on short notice, if the appointment is not approved, it is contemplated that the appointment for the year ending December 31, 2000 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board to select other independent accountants for the following year.

                                 OTHER MATTERS

   The Board of Directors does not intend to bring any other business before the Meeting, and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the person voting such proxies.

Stockholder Proposals for the 2001 Annual Meeting

   Stockholders may submit proposals for Stockholder action at Leapnet's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. It is expected that the 2001 Annual Meeting of Leapnet will be held in June 2001. Stockholders who intend to present proposals at the 2000 Annual Meeting, and who wish to have such proposals included in Leapnet's Proxy Statement for the 2001 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of Leapnet at 420 West Huron Street, Chicago, Illinois 60610, not less than 60 nor more than 90 days prior to June 9, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Leapnet's 2001 Proxy Statement.

   Leapnet will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the Annual Meeting he or she was a beneficial of owner of shares entitled to be voted at the Annual Meeting, on written request, a copy of Leapnet's 2000 Annual Report to Stockholders and Annual Report on Form 10-K, including the financial statements and schedules included therein. Such written request should be directed to Leapnet, Inc., Attention: Investor Relations, 420 West Huron Street, Chicago, Illinois 60610.

       Please mark your
[X]    votes as in this
       example.

This proxy when properly executed will be voted as directed. If no direction is specified this Proxy will be voted as recommended by the Board of Directors.

The Board of Directors recommends a vote FOR the Nominees listed below and FOR Proposals 2.

                                     FOR          WITHHELD
1. Election of Directors             [_]            [_]
     Class I Nominees:
         Frederick A. Smith
         Stephen J. Tober
         Charles F. Moran

For, except vote withheld from the following nominee(s): _______________________


                                          FOR     AGAINST    ABSTAIN

2. Ratification of the Appointment of     [_]       [_]        [_]
   Arthur Andersen LLP as independent
   auditors

In their discretion, the persons named in the enclosed form of Proxy and acting thereunder are authorized to vote on such other matters as may properly come before the Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place. The persons named in the enclosed form of Proxy and acting thereunder will have discretion to vote for those matters in accordance with their best judgment to the same extent as the person signing the Proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

                              YES           NO
I WILL BE ATTENDING THE       [_]          [_]
ANNUAL MEETING TO BE HELD
ON JULY 11, 2000


SIGNATURE(S)___________________ DATE ________  The signatory hereby acknowledges
    Please sign exactly as your name appears.  receipt of the accompanying
    Joint owners should each sign. Where       Notice of Annual Meeting of
    applicable, indicate your official         Stockholders and Proxy Statement.
    position or representation capacity.


---------------------------------------------
IMPORTANT: THIS IS YOUR PROXY CARD: CAREFULLY FOLD AND TEAR ALONG PERFORATION.

PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

                                  LEAPNET INC.

              Proxy solicited on behalf of the Board of Directors

The signatory hereby appoints Robert C. Bramlette, or his substitutes with full power of substitution, as attorney and proxy to vote all shares of common stock which the signatory is entitled to vote, with all powers which the signatory would possess if personally present, at the Annual Meeting of Stockholders of Leapnet, Inc. (and any adjournment thereof) to be held at the Quantum Leap Communications Building, 420 W. Huron St., Chicago, Illinois, 60610, on July 11, 2000 at 9:00 a.m., upon the matters referred to on the reverse side and, in his discretion, upon such other matters as may properly come before the Meeting.

This Proxy when properly executed will be voted as directed. If no direction is specified this Proxy will be voted FOR election of the Nominees to the Board of Directors and FOR ratification of Arthur Andersen LLP as independent auditors. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                      -----------------------------------
                             .FOLD AND DETACH HERE.



                     Annual
                     Meeting of
                     Stockholders
Admission Ticket
                     Tuesday, July 11, 2000
                     9:00 a.m. Chicago Time

LEAPNET INC.         The Quantum Leap
[LOGO]               Communications Building
                     420 W. Huron St.
                     Chicago, Illinois


                  PLEASE PRESENT THIS ORIGINAL FOR ADMISSION.
                       PHOTOCOPIES WILL NOT BE ACCEPTED.
                      YOU MAY BE ASKED FOR IDENTIFICATION
                           AT THE TIME OF ADMISSION.